UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2025, the Board of Directors (the “Board”) of CoreCivic, Inc., a Maryland corporation (the “Company”) appointed Mr. Daren Swenson, who currently serves as the Company’s Senior Vice President and Chief Corrections Officer, as Executive Vice President and Chief Corrections and Reentry Officer of the Company, effective January 1, 2026.

Mr. Swenson, age 56, has served as our Senior Vice President and Chief Corrections Officer since March 2025. From April 2024 until March 2025, he served as our Vice President, Core Services. From January 2021 until April 2024, he was our Vice President, Reentry Partnerships and Innovation. This followed his role as our Vice President, Community Corrections, a role he held from October 2016 until January 2021, and his role as a vice president leading both community and higher custody safety operations, which began in 2010. He began his career with CoreCivic in 1992 at our Prairie Correctional Facility in Appleton, Minnesota as a Correctional Sergeant. Before becoming an officer of the Company, Mr. Swenson progressed through multiple leadership positions including Warden and Managing Director, and Vice President. Mr. Swenson holds bachelor’s degrees in psychology and sociology from North Dakota State University and a master’s degree in management with a concentration in Organizational Leadership from Middle Tennessee State University.

Mr. Swenson’s annual base salary for the fiscal year beginning on January 1, 2026, will be $515,000 (“Base Salary”). Mr. Swenson’s short-term cash incentive compensation target is an annual amount equal to 132% of Base Salary, based on the achievement of performance goals to be established by the Compensation Committee in the first quarter of 2026 (as part of the Company’s regular compensation practices). Mr. Swenson will receive a long-term equity incentive grant of restricted stock units in the first quarter of 2026 in an amount determined by the Compensation Committee as part of the Company’s regular equity award grant-cycle. Fifty percent of these restricted stock units are expected to be time-based (vesting ratably over three years) and the remaining fifty percent are expected to be performance-based (vesting over a three-year period, subject to the achievement of the applicable performance criteria to be established by the Compensation Committee). The Company’s Amended and Restated Executive Severance and Change in Control Plan effective as of July 25, 2025, will continue to apply to Mr. Swenson in the same manner as it did prior to his promotion to Executive Vice President and Chief Corrections and Reentry Officer.

Mr. Swenson has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K (the “Form 8-K”), and, except as otherwise described in this Form 8-K, he is not a party to any material plan, contract or arrangement with the Company. Mr. Swenson neither is a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2025, the Company issued a press release announcing the new officer appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes forward-looking statements concerning executive leadership positions and management roles and responsibilities at the Company. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Such forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission (“SEC”) and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated December 12, 2025.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2025	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer